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                                                                      EXHIBIT 32

                           SECTION 1350 CERTIFICATION*

      In connection with the Annual Report of Park National Corporation (the "Corporation") on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned C. Daniel DeLawder, Chairman of the Board and Chief Executive Officer of the Corporation, and John W. Kozak, Chief Financial Officer of the Corporation, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

   /s/ C. Daniel DeLawder                                  /s/ John W. Kozak
------------------------------------------              ---------------------
C. Daniel DeLawder                                      John W. Kozak
Chairman of the Board and Chief Executive               Chief Financial Officer
Officer

Dated: March 9, 2006                                    Dated: March 9, 2006

* This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
      Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Corporation specifically incorporates it by reference.